Exhibit 10.33

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT (this “Agreement”), dated as of                     , 2013, is by and between PennyMac Financial Services, Inc., a Delaware corporation (the “Company”), and BlackRock Mortgage Ventures, LLC, a Delaware limited liability company (“BlackRock”).

WHEREAS, the parties hereto wish to set forth their relative rights and obligations with regard to the elections of the Company’s Board of Directors and certain other rights;

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

§1.                               DEFINITIONS.  For all purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to BlackRock, (i) any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with BlackRock, and (ii) each BlackRock Charitable Entity.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under direct or indirect common control with”), as applied to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that entity, whether through the ownership of voting securities, by contract or otherwise.

“BlackRock Charitable Entity” means each tax-exempt private foundation or public charity created by BlackRock or any of its Affiliates, or with respect to which BlackRock or any of its Affiliates is a disqualified person, and each sponsoring organization which maintains a donor advised fund which is separately identified by reference to contributions of BlackRock or any of its Affiliates (as such terms are defined in the Internal Revenue Code of 1986, as amended).

“Board” means the Board of Directors of the Company.

“Nomination Date” means the date that is (i) 60 calendar days prior to the scheduled date of the annual or special meeting at which the directors of the Company are to be elected, or (ii) 30 calendar days prior to the date on which the initial solicitation of written consents in respect of the election of directors of the Company is scheduled.

“Shares” means either or both (i) shares of Class A Common Stock of the Company issued and received by BlackRock or its Affiliates pursuant to the Exchange Agreement, dated on or about the date of this Agreement, by and among the Company, BlackRock and the other parties thereto, and (ii) shares of Class B Common Stock of the Company.

“Voting Power” means the voting power of all of the then-outstanding shares of Class A Common Stock and Class B Common Stock of the Company with respect to matters on which stockholders generally are entitled to vote.

§2.                               BOARD OF DIRECTORS; COMMITTEES.

2.1                               Board Nomination Rights.  In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), BlackRock shall have the right to nominate for election to the Board (i) two individuals if BlackRock, together with its Affiliates, beneficially holds Shares constituting 15% or more of the Voting Power as of the applicable Nomination Date and (ii) one individual if BlackRock, together with its Affiliates, beneficially holds Shares constituting 10% or more of the Voting Power as of the applicable Nomination Date.

2.2                               Board Nomination Procedures.  To exercise its board nomination rights hereunder, BlackRock shall provide written notice to the Company no later than the applicable Nomination Date of the individual(s) that it has a right to nominate hereunder, which notice shall also contain all information with respect to each such individual that will be required to be included in the proxy statement to be circulated in respect of the election of such individual, provided that if BlackRock fails to provide written notice of its nominees prior to the Nomination Date, the directors nominated by BlackRock at the most recent election of directors of the Company shall be deemed nominated for purposes of this Section 2.2 as long as they remain eligible pursuant to laws and regulations applicable to the Company, and are willing, to serve as directors.  Following the timely receipt of such written notice, the Company, provided that each such nominee is reasonably acceptable to the Board (not including the vote of such nominee for this purpose), shall (i) include such individual(s) as nominee(s) in the proxy statement and other proxy materials circulated with respect to the applicable election of directors, (ii) recommend in such proxy statement and materials that the stockholders of the Company vote in favor of the election of such nominee(s) to the Board, and (iii) otherwise use its best efforts to cause such nominee(s) to be elected to the Board.

2.3                               Maximum Number of Directors.  At all times prior to the termination of this Agreement, the Company shall cause the Board to consist of no more than nine directors.

2.4                               Committee Nomination Rights.  As long as BlackRock is entitled to nominate at least one individual for election to the Board and at least one BlackRock nominee is serving as a director on the Board pursuant to this Agreement, one BlackRock designee as shall be specified by BlackRock at any time shall serve on each committee or subcommittee of the Board, provided that such director is qualified to serve on such committee and subcommittee under the laws and regulations application to the Company, including, without limitation, the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission.

2.5                               Certificate of Incorporation and Bylaws Consistent.  The Company shall use its best efforts to take or cause to be taken all lawful action necessary or appropriate to ensure that at all times neither the Certificate of Incorporation nor the Bylaws of the Company, nor any of the corresponding constituent documents of the Company’s subsidiaries contain any provisions inconsistent with the terms of this Agreement (including, without limitation, this Section 2) or which would in any way nullify or impair the terms of this Agreement or the rights of BlackRock hereunder. The Company shall not take or cause to be taken any action inconsistent with the terms of this Agreement (including without limitation this Section 2) or the rights of BlackRock hereunder.

§3.                               CONSENT RIGHTS.

3.1                               Agreements with Other Stockholders.  Each party hereto acknowledges that the Company is entering into a separate stockholder agreement with HC Partners LLC, a Delaware limited liability company (“HCP”) on or about the date hereof (the “HCP Agreement”) which provides HCP with essentially the same nominating and other rights as those provided to BlackRock hereunder.  Without the prior written consent of BlackRock, the Company shall not amend the HCP Agreement, or enter into any other agreement with HCP with respect to the subject matter of the HCP Agreement, if such amendment or other agreement would provide HCP with nominating rights that are more favorable than those provided to BlackRock hereunder or are otherwise materially adverse to BlackRock.  Without limiting the foregoing, in the event that the Company enters into or amends, modifies or waives (as distinct from a consent or approval provided for therein) any provision of a stockholder agreement between the Company and any other stockholder that involves the grant of rights to a stockholder that are superior, taking into account the impact of differences in levels of stockholding, regulatory status, noncompetition provisions and other similar matters (the “Contractual Superior Rights”), to those belonging to BlackRock under this Agreement, the Company shall offer BlackRock the opportunity to obtain such Contractual Superior

Rights.  The Company shall notify BlackRock prior to the time such rights become effective and shall afford it the opportunity for at least 20 days to determine whether or not it wishes to obtain such Contractual Superior Rights.

3.2                               Charter Amendments.  The Certificate of Incorporation of the Company, as amended from time to time in accordance with this Agreement (the “Charter”) shall not be amended in any manner that is adverse to BlackRock or its Affiliates without the prior written consent of BlackRock if BlackRock and its Affiliates hold, at the time of such amendment or repeal, Shares constituting 5% or more of the Voting Power.  Article IX of the Charter shall not be amended or repealed, and no provision that is inconsistent with such Article IX shall be adopted, in any manner without the prior written consent of BlackRock if BlackRock and its Affiliates hold any Shares at such time.

3.3                               By-law Amendments.  The by-laws of the Company shall not be amended or repealed in any manner that is adverse to BlackRock or its Affiliates without the prior written consent of BlackRock if BlackRock and its Affiliates hold, at the time of such amendment or repeal, Shares constituting 5% or more of the Voting Power.

§4.                               AGGREGATION OF AFFILIATES.  Notwithstanding anything in this Agreement to the contrary, if voting power of shares of stock of the Company is held by BlackRock and one or more of its Affiliates, or by more than one Affiliate of BlackRock, then all nominations, consents and actions required or permitted to be given, made or taken by BlackRock pursuant to this Agreement shall be given, made or taken by the parties holding a majority of such voting power held by BlackRock and its Affiliates (other than the BlackRock Charitable Entities).  The Company and its officers shall be entitled to rely on any notice, consent, waiver or instructions executed by either (i) such parties holding a majority of such voting power or (ii) by the BlackRock Designee if such designee certifies that the requisite approval of such parties has been obtained, without inquiry and without requiring substantiating evidence of any kind.  BlackRock hereby appoints Matthew Botein as the initial “BlackRock Designee.”  The party acting as the BlackRock Designee may be changed by BlackRock by providing notice of such change to the Company.

§5.                               SEVERABILITY.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

§6.                               ENTIRE AGREEMENT.  Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

§7.                               SUCCESSORS AND ASSIGNS.  This Agreement will bind and inure to the benefit of and be enforceable by the Company and BlackRock and their respective successors and permitted assigns.

§8.                               COUNTERPARTS.  This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

§9.                               NOTICES.  Any notice provided for in this Agreement will be in writing and will be deemed properly delivered if either personally delivered or sent by overnight courier or mailed certified or registered mail, return receipt requested, postage prepaid to the recipient (a) if to BlackRock, at 40 East 52nd Street, New York, NY 10022, Attention:  Russell McGranahan and Matthew Botein, or at any other address provided by BlackRock and (b) if to the Company, at 6101 Condor Drive, Moorpark, California 93021, Attention:  Jeff Grogin, with a copy to Bingham McCutchen LLP, 600 Anton Blvd., Suite 1800, Costa Mesa, California 92626, Attention:  Tim Rupp, Esq.  Any such notice shall be effective (i) if delivered personally, when received, (ii) if sent by overnight courier, when receipted for, and (iii) if mailed, 3 days after being mailed as described above.

§10.                        AMENDMENT AND WAIVER.  No modification, amendment or waiver of any provision of this Agreement will be effective against the Company or BlackRock unless such modification, amendment or waiver is approved in writing by the party against whom such modification, amendment or waiver is to be enforced.  The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

§11.                        TERMINATION.  This Agreement will terminate at such time as BlackRock, together with its Affiliates, first fails to beneficially hold any equity securities of the Company.

§12.                        GOVERNING LAW.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

§13.                        DESCRIPTIVE HEADINGS.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

§14.                        CONSTRUCTION.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement on the day and year first above written.

PENNYMAC FINANCIAL SERVICES, INC.

By:
Name:
Title:

BLACKROCK MORTGAGE VENTURES, LLC

By:
Name:
Title: